Exhibit 99.2

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

This transcript has been edited for clarity.

Operator:

Welcome to the China XD Plastics 4Q and Fiscal Year 2010 financial results conference call. At this time, all participants are in a listen-only mode. Following management’s prepared remarks, there will be a Q&A session. As a reminder, this conference is being recorded and will be replayed shortly after the call.

I would now like to hand the call over to your host for today’s call, Mahmoud Siddig. Please go ahead, sir.

Mahmoud Siddig:

Thank you, operator. Good morning and good evening, and thank you for joining us for the China XD Plastics 4Q and Fiscal Year 2010 results conference call. Joining the call today are Mr. Jie Han, Chairman and CEO; Mr. Taylor Zhang, CFO; Mr. Qingwei Ma, Chief Operating Officer; and Mr. Junjie Ma, Chief Technology Officer.

Yesterday, China XD Plastics issued a press release announcing its 4Q and Fiscal Year 2010 financial results. The release is available on the Company’s IR webpage, at www.chinaxd.net.

Before management's presentation I would like to refer to the Safe Harbor Statement in connection with today's conference call and remind our listeners that management’s prepared remarks during this call may contain forward-looking statements, which are subject to risks and uncertainties, and that management may make additional forward-looking statements in response to your questions.

The Company therefore claims the protection of the Safe Harbor for Forward-Looking Statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities & Exchange Commission.

In addition, any projection as to the Company’s future performance represents management’s estimates as of today, April 1st, 2011. China XD Plastics assumes no obligation to update these projections in the future as market conditions change.

To supplement its financial results presented in accordance with US GAAP, management will make reference to certain non-GAAP financial measures which the Company believes provide meaningful additional information to better understand its operating performance. A table reconciling non-GAAP measures to the nearest GAAP equivalent can be found on the earnings press release issued yesterday.

I would now like to turn the call over to Mr. Han. Mr. Han will be speaking in Chinese and I will translate his statement into English. Mr. Han, please go ahead, sir.

Jie Han:

[speaking in foreign language]

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Mahmoud Siddig:

Thank you, and welcome to all of you who have joined us today. We are extremely proud to report another strong performance in both the 4Q and the fiscal year 2010, further solidifying our position as the leading domestic manufacturer of modified plastics primarily for use in automobiles.

4Q revenue reached $72.4 million, up 75.6% year over year, and full-year revenue was $249.8 million, up 84% from 2009. Our revenue and adjusted net income of $47.1 million for the full year exceeded our guidance. Our results were supported by strong growth in the automobile industry and the increasing plastic content per vehicle in China which led to an increase in our sales volume, including higher value-added products, and consistent execution of our growth strategy.

Jie Han:

[speaking in foreign language]

Mahmoud Siddig:

China’s auto production and auto sales in 2010 both grew by 32.4% year over year, with a total of over 18 million units sold in 2010. Together with auto production and sales growth, we also continue to see the plastic content per vehicle rising. We believe that these trends are sustainable, and they represent significant growth opportunities for the Company.

In addition, we added another distributor during the year, bringing our total to 8 as of December 31st, 2010. As a result of these strong industry growth trends, our total volume shipped in 2010 reached 113,721 metric tons, up from 73,795 metric tons in 2009. Average selling price increased by 19.5% to US$2,197 in 2010 up from US$1,839 in 2009 due to the combination of rising raw material price and our product mix shifting to high-value added plastics.

Jie Han:

[speaking in foreign language]

Mahmoud Siddig:

Our ability to take advantage of these growth trends is strengthened by our recently completed capacity expansion. By increasing our annual production capacity from 120,000 metric tons in 2010 to 165,000 metric tons in 2011 with state-of-the-art production lines designated for alternative energy vehicle applications, we are ensuring our ability to stay on the leading edge of automotive plastics manufacturing in China. As our new production facilities have now become fully operational, we are already seeing the benefits of our increased manufacturing capacity.

Jie Han:

[speaking in foreign language]

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Mahmoud Siddig:

At the same time, we continue to invest in R&D and are taking full advantage of our relationships with leading Chinese scientific institutions, as highlighted by our recent hosting of the 3rd annual seminar on the development of the macromolecular materials industry.

In addition, we continue to establish business partnerships within the rapidly expanding alternative energy vehicles segment, like the agreement that we signed with Ningbo Huazhong during the 4Q10.

Jie Han:

[speaking in foreign language]

Mahmoud Siddig:

We believe that these two points of emphasis, capacity expansion and advanced R&D, will allow us to increase the size of our geographic footprint, keep pace with growing demand for automotive plastics, maintain our technology advantage in the industry and continue to shift our product mix towards higher value-added, higher margin products.

Jie Han:

[speaking in foreign language]

Mahmoud Siddig:

As we look forward, we remain confident in the future of our business. While the government has recently issued new directives aimed at managing the rapid growth of the automobile industry in China, automobile sales are still expected to grow approximately 10% to 15% in 2011. In addition, we believe the trend of increasing plastic content per vehicle will continue, and we expect further progress to be made in the development of the alternative energy vehicle market in China.

Jie Han:

[speaking in foreign language]

Mahmoud Siddig:

With that, we turn to our guidance for the fiscal year 2011. We currently expect revenue to range between US$280 million and US$310 million, and non-GAAP adjusted net income to range between US$48 million and US$51 million.

Jie Han:

[speaking in foreign language]

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Mahmoud Siddig:

We believe that we have positioned ourselves to most effectively benefit from both the growth of automobile ownership in China and the increased use of modified plastics in the manufacture of cars in China. In addition, we are working to develop non-automotive application modified plastics for use in high-speed rail, aerospace and ocean-going vessels. Together with these trends and our clear competitive advantages in terms of R&D strength, leading market position and high barriers to entry we are confident in our ability to maintain our leading position in this market.

Jie Han:

[speaking in foreign language]

Mahmoud Siddig:

Thank you again, and with that, I will turn the call over to Taylor Zhang, our CFO, to walk you through our financials. Taylor?

Taylor Zhang:

Thank you, Mr. Han. Thank you, Mahmoud. As you have seen from our earnings release, we delivered a strong 4Q and full year results, driven by our increased sales in terms of volume and product variety, strong demand for automobiles in China, and increase in ASP of products to both existing and new customers.

Revenue for the 4Q10 increased 76% year over year to US$72.4 million, mainly as a result of increased sales volume driven by strong demand and an increase in ASP. Revenue for the full year 2010 increased by 84% year over year to US$250 million.

Gross profit for the 4Q10 was US$18.6 million, up 90.5% from US$9.7 million in the 4Q09. Gross profit for the full year 2010 was US$61.5 million, up 101% year over year. Gross margin for the 4Q10 was 26%, compared to 24% in the same period of 2009, and 25% in the 3Q10. Gross margin for the full year 2010 was 24.6%, compared to 22.5% for the full year 2009. This increase was mainly due to increased sales of high-end products as a percentage of total sales, supported by our efforts to develop and sell more high value-added products.

Selling expenses for the 4Q10 were approximately US$154,000. As a percentage of revenue, selling expenses were 0.2% of sales for the 4Q10 compared to 0.4% for the 4Q09. Selling expenses for the full year of 2010 were approximately US$470,000. As a percentage of revenue, selling expenses were 0.2% of sales for the full year 2010 compared to 0.3% for the full year 2009, as our distribution model becomes more efficient in managing and obtaining customers.

G&A expenses for the 4Q10 were US$1.5 million, compared to US$2.4 million for the 4Q09. G&A expenses for the full year of 2010 were $20 million, compared to US$11.2 million for the full year 2009. The increase in G&A was mainly due to the increase in non-cash expense charged to G&A of US$13.4 million in connection with the option agreement between two major shareholders compared to US$3.1 million in non-cash expense in fiscal year 2009.

R&D expenses for the 4Q10 were US$2.2 million, or 3.1% of total revenue, as compared to US$0.5 million, or 1.1% of total revenue, in the 4Q09. R&D expenses for the full year 2010 were US$7.4 million, or 3% of total revenue, as compared to US$1.3 million, or 1% of total revenue, in the full year 2009. The increase in R&D in the 4Q and full year were due to our increased efforts to develop new products and obtain new product certifications from all the OEMs for automotive applications.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Operating income for the 4Q10 was US$14.7 million, compared to an operating income of US$6.7 million in the same period a year ago. Operating income for the full year 2010 was US$33.7 million, up 91% compared to an operating income of US$17.6 million in the full year 2009.

EBITDA for the 4Q10 was US$18.3 million, a significant increase from US$9 million in the 4Q09. EBITDA for the full year 2010 was US$54.6 million, an increase from US$27.7 million in the full year 2009.

Net income for the 4Q10 was US$6.4 million, compared to a loss of US$5.9 million for the same period in 2009. Net income attributable to common shareholders for the 4Q10 was US$6.5 million. Net income for the full year 2010 was US$28.8 million, compared to US$4 million in the full year 2009. Net income attributable to common shareholders for the full year 2010 was US$26.2 million.

Basic and diluted income per share attributable to common shareholders was $0.14 for the 4Q10 and $0.59 for the full year 2010. Adjusted net income, excluding non-cash charges associated with stock-based compensation, change in fair value of derivative liability and deferred income tax for the 4Q10 was US$17.2 million, or US$0.36 per basic and fully diluted share. For the full year 2010, adjusted net income was US$47.1 million, or US$1.06 per basic and US$1.05 per fully diluted share.

Finally, turning to the balance sheet, as of December 31st, 2010, China XD Plastics had US$22.7 million in cash and cash equivalents, US$82.3 million in working capital and a current ratio of 4. Shareholders’ equity as of December 31st, 2010, was US$104.3 million as compared to US$21.5 million at the end of 2009.

In conclusion, we have achieved solid results for the 4Q and the year, along with our strong financial position, providing us with a clear platform for future growth. The fundamentals of our business and the overall industry remain strong, and we believe that we are well positioned to continue gaining new customers and expanding our product base especially by increasing sales of higher value added and higher margin products.

We will continue to follow our long-term growth strategy, and we believe that we are well positioned to translate the continuing growth in demand for our products into long-term value for our shareholders.

With that, we will now open the call to your questions. Operator?

Tony Tian, Ladenburg Thallman:

Thanks for taking my call. My first question, if I did hear right, your ASP went up by 15% sequentially in 4Q. Can you share with us how much was that attributed to product mix and how much was due to your product price increase? And also any color on as it is going in the 1Q would be very helpful. Thanks.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Taylor Zhang:

Hi, Tony. I want to make sure if understand you question correctly: you question is how is our ASP trending?

Tony Tian:

Let me repeat my question. If I did hear it right, your 4Q ASP went up by 15% sequentially. Can you do a quick attribution roughly how much of that increase was due to shift on product mix, and how much was due to product price increase?

Taylor Zhang:

Tony, we have a comparison of the 4Q10 and the 4Q09. The sales volume increased by around 27%, and the ASP itself increase by 39%. So we can give you a little bit of the breakdown we have in terms of our different product line.

For example, the modified PP decreased from 72% in the 4Q09 to 52% in the 4Q10, and we have seen a pickup of one particular product line, which is engineering plastics, increasing from 7% to 18% from the 4Q09 to 2010. Does that help to answer your question?

Tony Tian:

Yes. I guess it is fair to say that the product shift was basically significant versus last year.

Taylor Zhang:

Yes.

Tony Tian:

Can you provide some color on you 1Q ASP trend?

Taylor Zhang:

1Q of this year?

Tony Tian:

Yes.

Taylor Zhang:

I will transfer your question to our COO, Mr. Ma.

[speaking in foreign language]

Qingwei Ma:

[speaking in foreign language]

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Taylor Zhang:

Tony, as Mr. Ma answered, the ASP in the 1Q is actually higher compared to the 1Q10. In 2010, as Mr. Han has already mentioned, it was approximately US$2,400, we see a little bit higher in the 1Q11 on a sequential basis.

Tony Tian:

OK. Can you explain the US$21 million non-cash deferred income taxes, and also what tax rate are you using in 2011?

Taylor Zhang:

Sure. Actually, as you know we have our old R&D center which we deregistered in December 2010, because the old R&D center cannot meet our development needs, such as meeting the standards for National Enterprise Technology Center. As a result we deregistered our old R&D center in December 2010, and we established a new center. Because of the tax basis difference between the two centers, we had to record differed income taxes under US GAAP. So, technically we can defer the payment until five years later, but in terms of accounting we have to record the deferred income taxes in the 4Q10.

Tony Tian:

Did you say until February this year?

Taylor Zhang:

Until five years later.

Tony Tian:

Five years later? I am sorry.

Taylor Zhang:

Yes.

Tony Tian:

And then, what tax rate are you using for 2011?

Taylor Zhang:

We believe that it is going to be approximately about 20%, because our Harbin Xinda Macromolecule, that subsidiary is high-tech underpriced, which has a tax rate of 15% and other subs are currently subject to 25% tax rates. So, the overall effect should be close to 20% for the whole year.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Tony Tian:

Great. The next question, do you see a disruption of the auto supply chain in China following what happened in Japan? If this happens, what kind of impact is there on your business in 1Q and 2Q?

Taylor Zhang:

That is a very good question. As you probably know, our exposure to Japanese car model is only limited to FAW Toyota and Mazda. So far we have not noticed any material impact from that segment. It only accounts for a very minimum percentage of our total sales.

Tony Tian:

Can you give us a number for what percentage of the sales?

Taylor Zhang:

Let me double check with our COO, Mr. Ma.

[speaking in foreign language]

Qingwei Ma:

[speaking in foreign language]

Taylor Zhang:

Tony, they account for a very small percentage of our total exposure, less than 5%, including FAW Toyota and Mazda.

Qingwei Ma:

[speaking in foreign language]

Taylor Zhang:

And also most of their parts have been produced in China.

Tony Tian:

For your 2011 guidance, what is your ASP assumption for the year?

Taylor Zhang:

Because of our ASP is somewhat correlated to the oil price, we prefer not to predict the direction of that. So, our revenue guidance is purely based on volume assumption.

Tony Tian:

And what is the volume assumption?

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Taylor Zhang:

It is going to be between 20% and 30% compared to our 2010 level.

Tony Tian:

Are you meaning 20% to 30% of growth?

Taylor Zhang:

Yes.

Tony Tian:

OK. Do you have any plan to add new production lines later this year?

Taylor Zhang:

Let me relay the question to our COO. I will translate to him.

[speaking in foreign language]

Qingwei Ma:

[speaking in foreign language]

Taylor Zhang:

Tony, we do have plans, which is to continue to expand our production capacity by approximately 30% for 2011.

Tony Tian:

So, you have 165,000 metric tons, if you add 30% that will give you 250,000 metric tons. Is that right?

Taylor Zhang:

That is right.

Tony Tian:

OK. That is all I have. Thank you.

Amit Dayal, Rodman & Renshaw:

Thank you. Good evening, guys. Going over this capacity expansion related question that you just answered, Taylor, is that 30% coming in for 2012, or should we be looking to factor in an additional 30% for 2011?

Taylor Zhang:

I think I misspoke about the expansion program. It is for 2012, but we are going to start the process in this year.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Amit Dayal:

Right. So you will only see contribution from it in 2012, right?

Taylor Zhang:

Yes.

Amit Dayal:

OK. And going over the ASP again, I think, you know, as part of the revenue expectations for 2011, it is an important driver, so if we look at average ASP for the year, I get almost US$2,200.

Taylor Zhang:

Yes. That is correct, US$2,170.

Amit Dayal:

So are we trending higher than that because of the product mix shift that has taken for 2011 so far? And given the volatility in oil prices, I know it is hard for you to make a color on that, but typically what has been the variation in your ASP? Because over the last two or three years the oil prices have been volatile, so you probably have some range within which you have seen your ASP also varying.

Taylor Zhang:

If you look at the quarter over quarter last year you can see a clear ASP trend, which is up. So for the 4Q, ASP is for about US$2,400, the year overall on average is about US$2,200. So for the ASP of 2011, we believe it is going to be a combination of the oil factor, and also our product mix shifting.

It is a little bit difficult to predict. We have a good handle on the product mix shifting, but on oil prices it is kind of hard to predict, especially during early of the year.

Amit Dayal:

OK. And can we assume that the new facility that came into place at the end of 2010 is now fully contributing to revenues and your production?

Taylor Zhang:

Yes. In March of this year it has been fully operational.

Amit Dayal:

So, in March of this year. So the contribution is probably lower in January and February from that. Because I just wanted to kind of get a sense of how, because it seems the utilization levels have been pretty high, 80% to 90% for 2010. I just wanted to see how new capacity has been contributing so far.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Taylor Zhang:

OK. I see. Let me check with our COO.

[speaking in foreign language]

Qingwei Ma:

[speaking in foreign language]

Taylor Zhang:

So, Amit, in January the new capacity that you have seen is close to 80%. February was a little bit low because of the Chinese New Year, and March has been put up again.

Amit Dayal:

And just one last question on your R&D spending expectations for 2011, you are coming at around 3% from 2010, will you maintain that?

Taylor Zhang:

OK. I will transfer the question to our CTO, Mr. Junjie Ma.

[speaking in foreign language]

Junjie Ma:

[speaking in foreign language]

Taylor Zhang:

Amit, the answer from our CTO, for R&D in 2011 is going to be approximately 3%, close to the level in 2010.

Amit Dayal:

OK. Perfect. That is all I have. Thank you.

Andy Yeung, Oppenheimer:

Hi. Congratulations on the very strong quarter. The first question I have is about applications, can you actually tell us again what is your volume for the 4Q and for the year 2010?

Taylor Zhang:

I am sorry, Andy. I have some trouble to hear you. Can you repeat the question?

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Andy Yeung:

I will repeat the question. My first question is about your clarifications, can you tell us again what are your volumes and ASP in the 4Q and also for the year 2010?

Taylor Zhang:

OK. I want to make sure I understand your question. Your question is about our sales volume and ASP for both the 4Q and full year 2010, right?

Andy Yeung:

That is right.

Taylor Zhang:

OK. So, for the 4Q our sales volume was approximately 29,900 and the ASP for the 4Q was approximately US$2,400.  For the full year, our sales volume was 113,000 and the ASP was approximately US$2,200.

Andy Yeung:

OK. And then looking forward on that, for your 2011 capacity, 150,000 tons, when do you expect to reach that full 150,000 tons complete in 2011?

Taylor Zhang:

Andy, I still have a little trouble, but I want to make sure I understand your question correctly. So, are you asking when we expect to reach the capacity of 165,000 this year?

Andy Yeung:

Yes. The 165,000 tons capacity you expect in 2011, when will you reach that full capacity?

Taylor Zhang:

OK. So, in March of this year we have been close to our optimal capacity, which is a little bit higher than 80%.

Andy Yeung:

OK. One final question about your guidance, it seems that your capacity went up 30% you are looking at the sales guidance that is in the range of 15% to 25% year-over-year increase. It seems like either you are expecting the range or you are expecting not changing the capacity that you already have. Can you explain a little bit why you have been so conservative with your guidance?

Taylor Zhang:

Sure. Because our revenue guidance for 2011 is purely based on sales volume, we do not factor the ASP, because we think it is not prudent to predict this early in the year. So, that is why you see only about 20% to 25% compared to 2010.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

So, the variable for our guidance this year each quarter is going to be ASP, and we are going to report along the course.

Andy Yeung:

OK. So, are you using the end of year ASP for your full-year assumption or are you using the average 2010 ASP as your base line assumption at this point?

Taylor Zhang:

We actually use the full-year average in 2010.

Andy Yeung:

Yes, both with the ASP, right?

Taylor Zhang:

Right.

Andy Yeung:

OK. Alright. Thank you.

Graham Tanaka, Tanaka Capital:

Hi. Congratulations, Mr. Han, on a very nice finish to the year, and to Taylor too. I just wanted to get a feel for your progression of ASP last year. Do you have the average selling price by quarter last year, 1Q, 2Q, 3Q, 4Q?

Taylor Zhang:

Hi, Graham, thank you. Yes, we do. So, for the 1Q the ASP was approximately US$2,150. For the 2Q it was approximately US$2,100, and similar US$2,100 for the 3Q. And we have a spike in the 4Q which is about US$2,400.

Graham Tanaka:

OK. And I was just wondering, this is very helpful, but is the jump in the 4Q due mostly to commodity prices or was that a mix change?

Taylor Zhang:

Mostly due to commodity pricing, and also if you compare our product mix shifting, the modified polypropylene decreased from 65% to about 52% from the 3Q to the 4Q. So, the product shift also contributed, but I believe that would be a minor effect in such a short period.

Graham Tanaka:

OK. So, of last year’s change in ASP, what percentage was due to the mix change?

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Taylor Zhang:

We do not have that calculation with me now, but we can definitely do that and share with you after the call.

Graham Tanaka:

OK. Great. Maybe more importantly, do you have a rough estimate for how much the revenues could go up this year due to mix change based on your plan for more engineered plastics for 2011?

Taylor Zhang:

You mean ASP in terms of percentage, what can product shift make that change to?

Graham Tanaka:

Yes. Just on the higher quality, higher value-added plastics.

Taylor Zhang:

OK. I will share the question with our COO. I am going to translate it.

[speaking in foreign language]

Qingwei Ma:

[speaking in foreign language]

Taylor Zhang:

So, Graham, the answer from our COO is we believe it is going to be approximately 10% from engineering plastics, and nylon, shifting to those product lines.

Graham Tanaka:

You believe that approximately 10% of revenues will be engineered products?

Taylor Zhang:

Engineering, nylon and other high-value added plastics.

Graham Tanaka:

That is the percent of the mix. That is not a percent increase in ASP?

Taylor Zhang:

Let me clarify with our COO.

[speaking in foreign language]

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Qingwei Ma:

[speaking in foreign language]

Taylor Zhang:

He said that the ASP will be affected or increased by 10% due to the shifting to those high-margin products.

Graham Tanaka:

That is terrific. And the percentage of your total revenues that might be the higher value products. What are you starting the year at? What percentages in higher value and what do you end the year at as prior value? What percentage in prior value of the mix?

Taylor Zhang:

OK, we can give you where we ended last year, but for the end of 2011 it is too hard to predict. For example, the amount for modified propylene as we talked before is now about 52% and ABS remains pretty much flat, 7%, modified nylon is about 9%, compared to 5% in last year, the engineered plastics is about 18%, compared to 7%, so we see a significant pickup from engineering plastics.

Graham Tanaka:

I am sorry, the 7%, the second category was what? The first is modified propylene. What was the second one?

Taylor Zhang:

The second is ABS.

Graham Tanaka:

ABS?

Taylor Zhang:

Yes.

Graham Tanaka:

OK, thank you.

Taylor Zhang:

The third one is modified nylon.

Graham Tanaka:

Right, then the engineered plastic, OK. And the other is, what percentage are you talking about going to new areas that are non-auto now? In my understanding it is close to zero, but what is the percentage of non-auto now and what could that be at the end of 2011?

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Taylor Zhang:

OK, let me transfer the question to our COO.

[speaking in foreign language]

Qingwei Ma:

[speaking in foreign language]

Taylor Zhang:

So, now the non-auto applications are mostly still in the R&D stage so for 2010 was approximately 5%.

Graham Tanaka:

Terrific, now the last question I had was in start-up cost. Did you have any start-up cost from the new capacity adds, that was an expense to reduce earnings in last year, and what would be the start-up cost this year?

Taylor Zhang:

Can you be a little bit more specific about start-up?

Graham Tanaka:

Yes, what would be the extra costs for starting up a new plant, in often times there is extra expense for starting up the new facility, write offs, wastage and that kind of thing for starting a new capacity. I am just wondering if that was very materially affected in the 4Q and what that will be for the 1Q11.

Taylor Zhang:

OK, because we only added the new production lines in our existing facility and there are some operating cost of renovating our facility, because we have two productions bases and I will check the amount for the 1Q and hold on a second

[speaking in foreign language].

So, for example, in the 4Q, revamping our facility to host the additional production line was about US$4 million.

Graham Tanaka:

I am sorry, there is a US$4 million expense in the 4Q?

Taylor Zhang:

Yes.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Graham Tanaka:

It was a write off.

Taylor Zhang:

That is not a write off. That is like renovating our facility to make it suitable for our new production lines.

Graham Tanaka:

OK, but that flows through the income statement or does that just get capitalized in the balance sheet as a capital expenditure?

Taylor Zhang:

There is a construction in process during later of 2010.

Graham Tanaka:

So, in other words the balance sheet item that then gets faded?

Taylor Zhang:

Yes.

Graham Tanaka:

OK, Great. I am sorry, I figure there is one other question I had. How much ability does the Company have to match cost increases with price increases? Or another way to ask the question is, if petroleum prices go up can you raise your prices pretty quickly and not get a margin squeeze, or would there be a bit of a time delay and you would get a margin squeeze?

Taylor Zhang:

OK, we are actually able to respond very quickly to pass on the price increase, so there is a built-in price protection mechanism with our customers. Any raw material price increase over 5%, we are able to pass along to our customers and the typical timeframe is about a month. That is why we can, and you have probably noticed we have maintained a steady gross margin in the past and that is kind of a reflection of our effectiveness in passing along the price increases.

Graham Tanaka:

Congratulations, thank you very much.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Bruce Brewster, Brewster Asset Management:

In connection with your R&D, are you doing anything to develop or do you have carbon fiber reinforced plastics, I would think this would particularly important for aeronautical applications and in a long term I think this would be very significant in the automotive.

Taylor Zhang:

OK, let me translate the question to our CTO.

[speaking in foreign language]

Junjie Ma:

[speaking in foreign language]

Taylor Zhang:

We actually now have some projects using fiber glass reinforced in automobile.

Bruce Brewster:

Did you say carbon fiber reinforced, I know you said reinforcement but I did not understand the word.

Taylor Zhang:

Hold on one second, let me check the term.

[speaking in foreign language]

Junjie Ma:

[speaking in foreign language]

Taylor Zhang:

We have fiber glass blended into our resins for automobile applications, but for carbon fiber reinforced we do not, currently it is still in the R&D stage.

Bruce Brewster:

It is in R&D?

Taylor Zhang:

Yes.

Bruce Brewster:

Thank you.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Harrison Wilson, Stonebridge Partner:

Thank you very much. My question relates to the 2011 guidance, you are calling for an increase in revenues of about US$30 million to US$60 million and you are also calling for non-GAAP adjusted net income to increase about US$1 million to US$4 million. I would have expected to see a larger increase in net income with those revenues and so I am interested in why that is not the forecast.

Taylor Zhang:

OK, the reason for the mismatch between revenue guidance and net income guidance is because we have different tax bases for 2011. So, for 2010 our effective tax rate was about 1.6% and in this year of 2011 we are going to have approximately 20%.

Harrison Wilson:

OK, and that is a function of what?

Taylor Zhang:

Because we have a different tax rates for 2011, so there would be a mismatch revenue growth and the net income growth.

Harrison Wilson:

I am sorry, and the different tax rates are country wide or specific to your Company?

Taylor Zhang:

It is specific to our Company.

Harrison Wilson:

OK, and what is causing that?

Taylor Zhang:

The cause is that last year we had tax exemption in our old R&D center and we deregistered our old R&D center, and this year our new R&D center is subject to 25%, while our another subsidiary is subject to tax rates of 15%, so, we believe the overall effective tax rates for 2011 is going to be around 20%.

Harrison Wilson:

OK, thank you. And do you expect any further changes in 2012 for the tax rate, or should the 20% from what you know now likely to continue?

Taylor Zhang:

We can not foresee any material change in 2012, and also for your information, the 20% is still lower compared to 25%, which you typically see in PRC companies.

Harrison Wilson

Right. OK, thank you very much again. Congratulations on the terrific year.

Conference Call Transcript 4Q10 Results China XD Plastics April 1st, 2011

Operator:

There are no further questions at this time, I will hand the call back over to Mr. Mahmoud Siddig for closing remarks.

Mahmoud Siddig:

Thank you for joining us. On behalf of China XD plastics we want to thank you for your interest and participation in this call. For those interested in meeting with management, please contact Taylor Rafferty at 212-889-4350. Again, thank you for your participation on this call. Operator?

Operator:

Thank you for participating in today’s conference call, you may now disconnect.

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